Exhibit 99.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

      I, Kenneth R. Meyers, the chief financial officer of United States Cellular Corporation, certify that (i) the quarterly report on Form 10-Q for the Third quarter of 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of United States Cellular Corporation.

/s/ Kenneth R. Meyers
Kenneth R. Meyers
November 13, 2002